    As filed with the Securities and Exchange Commission on October 24, 1997
                                                          REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------


                             POST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                            58-1550675
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization                             Identification No.)

                          3350 CUMBERLAND CIRCLE, N.W.
                                   SUITE 2200
                             ATLANTA, GEORGIA 30339
   (Address, including zip code, of registrant's principal executive offices)

                   POST PROPERTIES, INC. EMPLOYEE STOCK PLAN
                              (Full title of plan)

                                 JOHN T. GLOVER
                                   PRESIDENT
                             POST PROPERTIES, INC.
                          3350 CUMBERLAND CIRCLE, N.W.
                             ATLANTA, GEORGIA 30339
                    (Name and address of agent for service)

                                 (770) 850-4400
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                               JOHN J. KELLEY III
                                KING & SPALDING
                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
                                                             Proposed               Proposed
  Title of                            Amount                  Maximum                Maximum              Amount of
Securities to                          to be              Offering Price            Aggregate           Registration
be Registered                       Registered               Per Share           Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share            2,300,000 shares        $38.59375             $88,765,625               $26,899
--------------------------------------------------------------------------------------------------------------------


(1) Does not include 1,200,000 shares of Common Stock Post Properties, Inc. previously registered on Registration Statement Nos. 333-02374 and 33-85712 and to which the Prospectus relating to this Registration Statement relates. Registration fees of $6,738 and $5,975 were previously paid in connection with an aggregate of 1,200,000 shares of Common Stock (including the 1,125,670 shares not yet issued) previously registered.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Common Stock of Post Properties, Inc. as reported on the New York Stock Exchange on October 23, 1997.

       PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS RELATING TO THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-02734 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON MARCH 22, 1996 AND REGISTRATION STATEMENT NO. 33-85712 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON OCTOBER 28, 1994.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been previously filed by Post Properties, Inc. (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1996;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

         (c) Current Reports on Form 8-K filed on February 27, 1997, August 6, 1997, September 17, 1997 and October 22, 1997; and

         (d) The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated July 22, 1993.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Inapplicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock covered by this Registration Statement has been passed upon for the Company by King & Spalding, Atlanta, Georgia. Herschel M. Bloom, a member of King & Spalding, is a director of the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by the Georgia Business Corporation Code, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation of the Company further provide that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended.

         Under Article VI of the Company's Bylaws, the Company is required to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

                  (a) Such person furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

                  (b) Such person furnishes the Company a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of the Company's Bylaws are not exclusive of any other right which any person may have under any statute, provision of the Company's Articles of Incorporation, provision of the Company's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         The Restated and Amended Agreement of Limited Partnership of Post Apartment Homes, L.P. also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its shareholders is limited under the Company's Articles of Incorporation.

         In connection with the formation of the Company, the Company agreed to indemnify John A. Williams, the Chairman of the Board and Chief Executive Officer of the Company, and John T. Glover, the President, Chief Operating Officer and Treasurer of the Company from any exposure to personal liability for or under personal guarantees of indebtedness aggregating $102,800,000 in principal amount as to which Messrs. Williams and Glover currently have personal liability either directly or as a guarantor of such indebtedness.

ITEM 7.           EXEMPTIONS FROM REGISTRATION CLAIMED

                  Inapplicable.

ITEM 8.           EXHIBITS

5.1               --            Opinion of King & Spalding regarding the
                                validity of the securities being registered

23.1              --            Consent of King & Spalding (included as part of
                                Exhibit 5.1)

23.2              --            Consent of Price Waterhouse LLP

23.3              --            Consent of Ernst & Young LLP

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

         The Consolidated Financial Statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Columbus Realty Trust for the year ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Current Report on Form 8-K dated September 17, 1997 filed by Post Properties, Inc. have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 24th day of October, 1997.


                                             POST PROPERTIES, INC.


                                             By: /s/ John T. Glover
                                                 --------------------
                                                 John T. Glover
                                                 President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Glover, Timothy A. Peterson and Sherry W. Cohen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 24th day of October, 1997.

    Signature                                            Title
    ---------                                            -----

                                                  Chairman of the Board,
                                                  Chief Executive Officer and a Director
/s/ John A. Williams                              (Principal Executive Officer)
----------------------------
John A. Williams
                                                  President, Chief Operating
                                                  Officer, Treasurer and a Director
/s/ John T. Glover                                (Principal Financial Officer)
----------------------------
John T. Glover

                                                  Senior Vice President -
/s/ R. Gregory Fox                                Finance (Chief Accounting Officer)
----------------------------
R. Gregory Fox


/s/ Arthur M. Blank                               Director
----------------------------
Arthur M. Blank


/s/ Herschel M. Bloom                             Director
----------------------------
Herschel M. Bloom


/s/ Russel R. French                              Director
----------------------------
Russell R. French



                                                  Director
----------------------------
William A. Parker, Jr.


/s/ J. C. Shaw                                    Director
----------------------------
J. C. Shaw


/s/ Robert L. Shaw                                Director
----------------------------
Robert L. Shaw

                                 EXHIBIT INDEX

Exhibit                                                                                     Sequentially
  No.                                      Exhibit                                          Numbered Page
-------                                    -------                                          -------------


 5.1              --            Opinion of King & Spalding regarding the
                                validity of the securities being registered

23.1              --            Consent of King & Spalding (included as part of
                                Exhibit 5.1)

23.2              --            Consent of Price Waterhouse LLP

23.3              --            Consent of Ernst & Young LLP
